Exhibit 10.24

FIRST AMENDMENT TO

“AS-IS” AGREEMENT FOR PURCHASE AND SALE

THIS FIRST AMENDMENT TO “AS-IS” AGREEMENT FOR PURCHASE AND SALE (“Amendment”) is made and entered into, effective as of June 21, 2012, by and between Ridge Rock Partners, LLC, a Florida limited liability company (“Seller”), and Jagged Peak, Inc., a Nevada corporation (“Buyer”).

WHEREAS, Buyer and Seller entered into that certain “As-Is” Agreement for Purchase and Sale, for that certain real property located at 1701 3rd Avenue South, St. Petersburg, Florida 33712, having an Effective Date of May 14, 2012 (the “Agreement”); and

WHEREAS, Buyer and Seller desire to revise the Purchase Price and Closing Date, upon the terms and conditions below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Recitals; Capitalized Terms. The recitals set forth above are true and correct, and are incorporated herein by reference. To the extent not otherwise defined or revised herein, all capitalized terms in this Amendment shall have the meaning previously ascribed to such terms in the Agreement.

2.     Purchase Price. Section 2 of the Agreement is revised to: (i) provide that the Purchase Price shall be Three Million Dollars ($3,000.000.00); and (ii) delete all references to “Seller Financing” (including any other reference thereto in the Agreement).

3.       Closing. Section 3 of the Agreement is revised to provide that the Closing Date shall be on or before June 29, 2012.

4.      Counterpart Execution. This Amendment may be executed in multiple counterparts, and notwithstanding that all of the parties do not execute the same counterpart, each executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same Amendment binding all of the parties hereto. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.  Electronic or facsimile copies of this Amendment fully executed shall be deemed an original for all purposes and the parties hereto waive the “best evidence” rule or any similar law or rule in any proceeding in which this Amendment is be presented as evidence.

5.      Ratification. Except to the extent expressly modified by this Amendment, the Agreement remains unmodified and in full force and effect, and shall not be deemed to have expired or been terminated at any time prior to this Amendment

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be executed by their duly authorized officers, or individually, as applicable, as of the day and year set forth below.

SELLER:

Ridge Rock Partners, LLC,

a Florida limited liability company

By:_________________________________

      Paul Demirdjian, Managing Member

      Date: June ___, 2012

By:_________________________________

      Andrew J. Norstrud, Managing Member

      Date: June ___, 2012

BUYER: Jagged Peak, Inc., a Nevada corporation By:________________________________ Paul Demirdjian, President Date: June ___, 2012

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